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                                                              Exhibit 10(a)(vii)







H. J. HEINZ COMPANY



Executive Deferred Compensation Plan
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Contents

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                                                                       Page

Article 1 Effective Date and Purpose                                     1

Article 2 Administration                                                 1

Article 3 Eligibility and Participation                                  2

Article 4 Deferral Opportunity                                           3

Article 5 Deferred Compensation Accounts                                 7

Article 6 Rights of Participants                                         8

Article 7 Withholding of Taxes                                           9

Article 8 Amendment and Termination                                      9

Article 9 Miscellaneous                                                 10




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                              H. J. Heinz Company
                      Executive Deferred Compensation Plan


Article 1.  Effective Date and Purpose

  1.1   Effective Dates.   H. J. Heinz Company (the "Company") established the
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"H. J. Heinz Company Executive Deferred Compensation Plan" (the "Plan")
effective as of June 8, 1994. Effective as of January 1, 1998, the Plan was amended and restated as described herein.

  1.2   Purpose.   The Plan is a deferred compensation plan for key employees
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the primary purpose of which is to provide certain key employees of the Company, its subsidiaries, and affiliates with the opportunity to voluntarily defer a portion of their compensation, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain employees of outstanding competence.


Article 2.   Administration

  2.1   The Committee.   The Plan shall be administered by the Management
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Development and Compensation Committee of the Board of Directors of the Company
or any other successor Committee appointed by the Board (the "Committee"). The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.

  2.2   Authority of the Committee.   Except as limited by law or by the
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Company's Articles of Incorporation or Bylaws, and subject to the provisions herein, the Committee shall have authority to select eligible employees of the Company for participation in the Plan; determine the terms and conditions of each employee's participation in the Plan; interpret the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and, subject to
Article 8 herein, amend the terms and conditions of the Plan and any agreement entered into under the Plan. Further, the Committee shall make all other determination which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate any of its authority granted under the Plan to such other person or entity it deems appropriate, including but not limited to, senior management of the Company.

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  2.3   Guidelines.   Subject to the provisions herein, the Committee may adopt
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written guidelines for the implementation and administration of the Plan.

  2.4   Decisions Binding.   All determinations and decisions of the Committee
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arising under the Plan shall be final binding, and conclusive upon all parties.


Article 3.   Eligibility and Participation

  3.1   Eligibility.   Subject to Section 3.2, Employees eligible to be selected
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to participate in the Plan in any fiscal year of the Company (hereinafter, a
"Year") including full-time, salaried employees of the Company, its subsidiaries, and affiliates who are key employees, as determined by the Committee in its sole discretion.

  3.2   Limitation on Eligibility.   It is the intent of the Company that the
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Plan qualify for treatment as a "top hat" plan under the Employee Retirement
Income Security Act of 1974, as amended from time to time, or any successor Act thereto ("ERISA"). Accordingly, to the extent required by ERISA to obtain such "top hat" treatment, eligibility shall be extended only to those executives who comprise a select group of management or highly compensated employees. Further, the Committee may place such additional limitations on eligibility as it deems necessary and appropriate under the circumstances.

  3.3   Participation.   Participation in the Plan shall be determined annually
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by the Committee based upon the criteria set forth in Sections 3.1 and 3.2 herein. An employee who is chosen to participate in the Plan in any Year (a "Participant") shall be so notified in writing. In the event a Participant selected to participate in the Plan no longer meets the criteria for participation, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time that the Participant again becomes an active Participant.

  3.4   Partial Year Eligibility.   In the event that an employee first becomes
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eligible to participate in the Plan during a Year, such employee shall, within thirty (30) calendar days of becoming eligible, be notified by the Company of his or her eligibility to participate, and the Company shall provide each

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such employee with an Election Form, which must be completed by the employee as provided in Section 4.2 herein.

  3.5   No Right to Participate.   No employee shall have the right to be
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selected as a Participant, or having been so selected for any given Year, to be selected again as a Participant for any other Year.


Article 4.   Deferral Opportunity

  4.1   Amount Which May Be Deferred.    A Participant may elect to defer, in
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any Year, up to one hundred percent (100%) of eligible components of
Compensation, including but not limited to Salary, Bonus, and Long-Term Awards, all as defined herein; provided, however, that the Committee shall have sole discretion to designate which components of Compensation are eligible for deferral elections under the Plan in any given Year. In addition, the Committee may, in its sole discretion, designate the minimum amount or increments of any single eligible component of Compensation which may be deferred in any Year or establish any other limitations as it deems appropriate in any Year. The following definitions shall apply for purposes of this Plan:


     (a) "Salary" means all regular, basic wages, before reduction for amounts deferred pursuant to the Plan or any other plan of the Company, payable in cash to a Participant for services to be rendered, exclusive of any Bonus, Long-Term Awards, other special fees, awards, or incentive compensation, allowances, or amounts designated by the Company as payment toward or reimbursement of expenses.

     (b) "Bonus" means any incentive award based on an assessment of performance, payable by the Company to a Participant with respect to the Participant's services during a Year, including but not limited to amounts awarded under the Company's Incentive Compensation Plan; provided, however, that for purposes of the Plan, "Bonus" shall not include incentive awards which relate to a period exceeding one (1) Year.

     (c) "Long-Term Award" means any cash award payable to a Participant pursuant to a Company program which establishes

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  incentive award opportunities which are contingent upon performance which is measured over periods greater than one (1) Year.

     (d) "Compensation" means the gross Salary, Bonus, Long-Term Awards, and other payments eligible for deferral under the Plan, which are payable to a Participant with respect to services performed during a Year.

  4.2   Time of Deferral Election.   An election to defer a component of
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Compensation permitted by the Committee to be deferred by a Participant under the Plan shall be given effect in accordance with the following timing rules:

     (a) An election to defer Salary shall apply only to Salary which is earned for payroll periods beginning after a properly executed Election Form has been filed with the Committee.

     (b) An election to defer Bonus for any Year shall apply only if a properly executed Election Form has been filed with the Committee before the end of the calendar year ending within such Year; provided, however, that an election to defer amounts awarded under the Company's Incentive Compensation Plan for the Year ending April 30, 1999, to the extent that the Participant elects that the earnings adjustment with respect to such amounts shall be calculated under the stock unit method pursuant to Section 5.2(b) hereof, may be made at any time before the end of third fiscal quarter of such Year.

     (c) An election to defer "Long-Term Award" must be made on or before the end of the Year preceding the final Year of the applicable multi-year award period.


  4.3   Content of Deferral Election.    All deferral elections shall be
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irrevocable, and shall be made on an Election Form, as described herein.
Participants shall make the following irrevocable elections on each Election
Form:


     (a) The amount to be deferred with respect to each eligible component of Compensation for the Year,

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     (b)   The length of the deferral period with respect to each eligible component of Compensation, pursuant to the terms of Section 4.4 herein; and

     (c) The form of payment to be made to the Participant at the end of the deferral period(s), pursuant to the terms of Section 4.5 herein.


Notwithstanding the amounts requested to be deferred pursuant to Subparagraph
(a) above, the limits on deferrals set forth in Section 4.1 herein shall apply to the requested deferrals each Year.


  4.4   Length of Deferral.   The deferral periods elected by each Participant
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with respect to deferrals of Compensation for any Year shall be at least equal to one (1) year following the end of the Year in which the Compensation is earned, and shall be no greater than the date of retirement or other termination of employment, whichever is earlier. However, notwithstanding the deferral periods elected by a Participant pursuant to Section 4.3(b) or the form of payment in effect under Section 4.3(c), payment of deferred amounts and accumulated interest thereon shall be made to the Participant in a single lump sum in the event the Participant's employment with the Company is terminated by reason of death or total disability, as defined in the Company's Long-Term Disability Plan, at any time prior to full payment of deferred amounts and interest thereon. Such payment following employment termination of the Participant's employment, or as soon thereafter as practicable.

  4.5   Payment of Deferred Amounts.   Participants shall be entitled to elect
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to receive payment of deferred amounts, together with interest earned thereon, at the end of the deferral period in a single lump sum cash payment, by means of installments, or in such other format approved by the Committee.


     (a)   Lump Sum Payment.   Such payment shall be made in cash within thirty
  (30) calendar days of the date specified by the Participant as the date for payment of deferred Compensation as described in Sections 4.3 and 4.4 hereof, or as soon thereafter as practicable.

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     (b)   Installment Payments.   Participants may elect payout in
  installments, with a minimum number of installments of two (2) and a maximum of ten (10). The initial payment shall be made in cash within thirty (30) calendar days after the commencement date selected by the Participant pursuant to Sections 4.3 and 4.4 hereof, or as soon thereafter as practicable. The remaining installment payments shall be made in cash each year thereafter, until the Participant's entire deferred compensation account has been paid. Interest shall accrue on the deferred amounts in the Participant's deferred compensation account, as provided in Section 5.2 of this Plan. The amount of each installment payment shall be equal to the balance remaining in the Participant's deferred compensation account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

     (c)   Alternative Payment Schedule.   A participant may submit an alternate
  payment schedule to the Committee for approval; provided, however, that no such alternate payment schedule shall be permitted unless approved by the Committee.


  4.6   Financial Hardship.   The Committee shall have the authority to alter
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the timing or manner of payment of deferred amounts in the event that the
Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion:


     (a) Authorize the cessation of deferrals by such Participant under the Plan, or

     (b) Provide that all or a portion of the amount previously deferred by the Participant shall immediately be paid in a lump-sum cash payment; or

     (c) Provide that all or a portion of the installments payable over a period of time shall immediately be paid in a lump-sum cash payment; or

     (d) Provide for such other installment payment schedule as deemed appropriate by the Committee under the circumstances.

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For purposes of this Section 4.6, "severe financial hardship" shall be determined by the Committee, in its sole discretion, in accordance with all applicable laws. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be ceased, and/or the manner in which if at all, the payment of deferred amounts of the Participant shall be altered or modified shall be final, conclusive, and not subject to appeal. The Participant's account will be credited with earnings in accordance with the Plan up to the date of distribution.


Article 5.   Deferred Compensation Accounts

  5.1   Participant Accounts.   The Company shall establish and maintain an
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individual bookkeeping account for deferrals made by each Participant under
Article 4 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant.

  5.2   Earnings on Deferred Amounts.    Amounts credited to a Participant's
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deferred compensation account shall be credited with an earnings adjustment in accordance with this Section 5.2.

     (a)   Interest Credit Method.   Unless the Participant makes the election
  under (b) below, amounts credited to a Participant's deferred compensation account shall accrue interest at the rate selected by the Committee. Each Participant's deferred compensation account shall be credited on the last day of each calendar quarter, with interest computed on the average balance in the account during such quarter. Interest earned on deferred amounts shall be paid out to Participants at the same time and in the same manner as the underlying deferred amounts.

     (b)   Stock Unit Method.   If a Participant so elects on the Election Form
  for any Year with respect to deferred amounts of any component of Compensation for such Year, such deferred amounts shall be credited to the Participant's Account in the form of "stock units" in lieu of interest credits under (a) above. The election shall apply only to such deferred amounts for such Year and earnings increments thereon, and shall be irrevocable with respect to such

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  amounts. The following additional rules shall apply in the case of a stock unit election:


        (1) The number of units initially credited shall be determined by dividing the dollar amount of the deferral by a unit value equal to the average of the high and the low trading price of one share of the Company's common stock on the day that the Compensation would have been paid but for the deferral.

        (2) The Participant's Account will also be credited with additional units equal to the dollar amount of dividends paid from time to time during the deferral period on a number of shares of the Company's common stock equal to the number of units then credited to the Participant's Account divided by a unit value equal to the average of the high and the low trading price of one share of the Company's common stock on the day the dividend is paid.

        (3) In the event of any change in the outstanding shares of the Company's common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then an equitable equivalent adjustment shall be made in the stock units credited to Accounts under the Plan.

        (4) When payment of a Participant's Account occurs, the portion thereof which is represented by stock units shall be payable, unless the recipient elects payment in cash, by transferring to the Participant or beneficiary a number of shares of the Company's common stock equal to the number of whole units then distributable from the Participant's Account, with cash in lieu of fractional units.


  5.3   Charges Against Accounts.   There shall be charged against each
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Participant's deferred compensation account any payments made to the Participant or to his or her beneficiary.


Article 6.   Rights of Participants

  6.1   Contractual Obligation.   The Plan shall create a contractual obligation
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on the part of the Company to make payments from the Participant's

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accounts when due. Payment of account balances shall be made out of the general funds of the Company.

  6.2   Unsecured Interest.   No Participant or party claiming an interest in
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amounts deferred by a Participant, including any earnings adjustment thereto, shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

  6.3   Authorization for Trust.   The Company may, but shall not be required
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to, establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of deferred amounts. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any amounts deferred under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts shall remain the obligation of, and shall be paid by, the Company.

  6.4   Employment.   Nothing in the Plan shall interfere with nor limit, in any
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way, the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.


Article 7.   Withholding of Taxes

  The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any withholding tax requirements or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy withholding tax requirements.


Article 8.   Amendment and Termination

  The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Committee. Except as described below in this
Article 8, no such amendment or termination shall in any material manner adversely affect any Participant's rights to amounts previously deferred hereunder, or interest earned thereon, without the consent of the Participant.

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Article 9.   Miscellaneous

  9.1   Notice.   Any notice or filing required or permitted to be given to the
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Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Vice President--Chief
Administrative Officer of the Company. Notice to the Vice President--Chief Administrative Officer, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

  9.2   Nontransferability.   Participant's rights to deferred amounts,
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contributions, and earnings credited thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

  9.3   Severability.   In the event any provision of the Plan shall be held
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illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  9.4.   Costs of the Plan.   All costs of implementing and administering the
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Plan shall be borne by the Company.

  9.5   Status under ERISA.   The Plan is intended to be an unfunded plan which
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is maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and to therefore be exempt from the provisions of Parts 2, 3, and 4 of Title 1 of ERISA. Accordingly, the Board may terminate the Plan and commence termination payout for all certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. If payout is commenced pursuant to the operation of this

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Section 9.5, the payment of such amounts shall be made in the manner selected by each Participant under Section 4.5 herein as applicable.

  9.6   Applicable Law.   The Plan shall be governed by and construed in
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accordance with the laws of the Commonwealth of Pennsylvania.

  9.7   Successors.   All obligations of the Company under the Plan shall be
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binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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